Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$723,849
Unrealized Gain (Loss) on Market Value of Futures	115,311
Dividend Income	59
Interest Income	69
Total Income (Loss)	$839,288

Expenses
Professional Fees	$7,610
General Partner Management Fees	2,778
SEC & FINRA Registration Expense	600
Brokerage Commissions	482
NYMEX License Fee	69
Non-interested Directors' Fees and Expenses	34
Prepaid Insurance Expense	26
Total Expenses	11,599
Expense Waiver	(8,127)
Net Expenses	$3,472
Net Income (Loss)	$835,816

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$5,287,082
Net Income (Loss)	835,816

Net Asset Value End of Month	$6,122,898
Net Asset Value Per Share (250,000 Shares)	$24.49

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612